Company Contact:	Media Contacts:

Andrew Wiseman, Ph.D. Sr. Director of Investor Relations La Jolla Pharmaceutical Company 858-646-6615 andrew.wiseman@ljpc.com	Shellie M. Roth President IR Partners, Inc. 973-535-8389 roth@irpartners.com

LA JOLLA PHARMACEUTICAL COMPANY NAMES NIV CAVIAR CHIEF BUSINESS AND FINANCIAL OFFICER

SAN DIEGO, May 10, 2007 — La Jolla Pharmaceutical Company (Nasdaq: LJPC) today announced that Niv E. Caviar has joined the Company as Executive Vice President, Chief Business Officer and Chief Financial Officer.

Mr. Caviar was most recently Vice President and Head of Marketing at Allergan, an $18 billion specialty pharmaceutical and medical device company, where he led all operational and strategic marketing functions for Allergan’s U.S. medical dermatology business, including the therapeutic indications for its lead product, Botox®. Previously, he served the same company as Vice President of Business Development, responsible for licensing, deal alliance formation and management, and general strategic partnering for Allergan’s ophthalmology, dermatology and neurology business units. During this tenure, he led Allergan’s efforts to establish the existing Botox, Imitrex® and Amerge® Neurology Alliance with GlaxoSmithKline.

“We are very excited that Niv is joining our team. The significant business experience he brings from pharma, biotechnology and consulting will add great value to La Jolla as our ongoing Phase 3 study of Riquent® (abetimus sodium), our drug candidate for systemic lupus erythematosus (“lupus” or “SLE”), moves forward towards potential approval and commercialization,” said Deirdre Y. Gillespie, M.D., President and Chief Executive Officer of La Jolla Pharmaceutical Company. “Niv is a proven business development executive with strong strategic financial skills and has most recently successfully led all commercial activities for Allergan’s U.S. medical dermatology franchise.”

Dr. Gillespie added, “Niv will have broad responsibilities at La Jolla, including leading our efforts to establish alliances with potential commercial marketing and/or manufacturing partners for Riquent. Niv adds significant commercial experience and capabilities to our team as we plan Riquent’s potential U.S. launch. Furthermore, he will direct the strategic financial aspects of our business along with our current accomplished finance team led by Vice President of Finance, Gail A. Sloan. We believe that La Jolla’s senior management team now has the skills and experience in place to take the Company to the next level.”

From 2001 to 2002, Mr. Caviar was Vice President of Business Development and Marketing at Immusol Biopharmaceuticals, a San Diego-based biotechnology company developing drugs to treat infectious diseases and cancer. From 1999 to 2001, he was Director of Corporate Development at Affymetrix, Inc., a $1.8 billion Silicon Valley biotechnology company that develops and markets diagnostic products to assess genomics and gene expression. Prior to Affymetrix, Mr. Caviar was a management consultant in Accenture’s Pharmaceutical and Health Care Strategy practice. During the last ten years, Mr. Caviar negotiated and managed over thirty R&D and commercial life-science transactions including deals with Novartis, GSK, Inspire, Chugai, and Acadia.

Mr. Caviar received an MBA from Harvard Business School and a BS in Mechanical Engineering from the U.S. Air Force Academy. Mr. Caviar served as a Captain in the U.S. Air Force where he worked as a solid rocket motor engineer and was a project manager for the U.S. Space Command on both the Titan IV Rocket and the Space Shuttle Solid Rocket Motor Programs.

About Riquent

Riquent is being developed to specifically treat lupus renal disease by preventing or delaying renal flares, a leading cause of sickness and death in lupus patients. Riquent has been well tolerated in all 13 clinical trials, with no serious Riquent-related side effects identified to date. Riquent’s only known biological activity is the reduction of circulating levels of anti-dsDNA antibodies. Increases in these antibodies are associated with an increased risk of renal flare. Although clinical benefit has not yet been proven, Riquent treatment has significantly reduced these antibody levels in all clinical trials where they were measured. This reduction was most notable in the recent antibody interim analysis of data from the current Phase 3 study, where the reductions were highly significant.

About Lupus

Lupus is a chronic, potentially life-threatening autoimmune disease. About 90% of lupus patients are female, and many are diagnosed with the disease during their childbearing years. Approximately 50% of lupus patients have renal disease, which can lead to irreversible renal damage, renal failure and the need for dialysis, and is a leading cause of death in lupus patients. Latinos, African Americans and Asians face an increased risk of serious renal disease associated with lupus. The current standard of care for lupus renal disease often involves treatment with high doses of corticosteroids and immunosuppressive drugs that can cause severe side effects including diabetes, hypertension and sterility, and may leave patients vulnerable to opportunistic infections. To date, no lupus specific drug has been approved in the U.S.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is dedicated to improving and preserving human life by developing innovative pharmaceutical products. The Company’s leading product in development is Riquent®. The Company has also developed small molecules to treat various other autoimmune and inflammatory conditions. The Company’s common stock is traded on The NASDAQ Global Market under the symbol LJPC. More information about the Company is available on its Web site: http://www.ljpc.com.

The forward-looking statements in this press release involve significant risks, assumptions and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. The analyses of clinical results of Riquent® (abetimus sodium), previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus (lupus), and any other drug candidate that we may develop, including the results of any trials or models that are ongoing or that we may initiate in the future, could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our previous Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or with respect to its secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. The results from our clinical trials of Riquent, including the results of any trials that are ongoing or that we may initiate in the future, may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or any other country, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There can be no assurance, however, that we will have the necessary resources to complete any current or future trials or that any such trials will sufficiently demonstrate the safety and efficacy of Riquent. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties or the validity or enforceability of our intellectual property rights, including the ability of the recently issued European composition of matter patent to survive any opposition proceedings. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the availability of sufficient financial resources, timely supply of drug product for clinical trials; our ability to pass all necessary regulatory inspections; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements are subject to the risks, uncertainties and other factors described in the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.